CODE OF ETHICS

                          Amendment Date: November 2005
________________________________________________________________________________

RISKS

In developing this policy and procedures, SAM considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

     o Access person engages in various personal trading practices that wrongly make use of non-public information resulting in harm to clients or unjust enrichment to access person. (These practices include trading ahead of clients and passing non-public information on to spouses and other persons over whose accounts the access person has control.)

     o Access persons are able to cherry pick clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in clients' accounts.

     o One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for clients.

     o Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with SAM.

     o The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940.

     o    Access persons are not aware of what constitutes insider information.

     o Employees use firm property, including research, supplies, and equipment, for personal benefit.

SAM has established the following guidelines to effectuate and monitor SAM's Code of Ethics.

1.   PERSONAL TRADING CODE

Steinberg Asset Management, LLC (the "Adviser") is confident that all ACCESS PERSONS and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with the Fund's interests where ACCESS PERSONS or employees:

     o    know about an account's present or future portfolio transactions; or


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     o    have the power to influence an account's portfolio transactions; and

     o    engage in SECURITIES transactions for their personal account(s).

In an effort to prevent any conflict from arising and in accordance with Rule 17j-1 under the Investment Company Act of 1940, the Adviser has adopted this code of ethics (the "Code") to address transactions that may create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of UNDERLINED terms are included in Appendix I).

I.       ABOUT THIS CODE

         A. WHO IS COVERED BY THE CODE?

            o    All ACCESS PERSONS; and

            o    All Adviser employees

         B. WHAT RULES APPLY TO ME?

            This Code sets forth specific prohibitions regarding SECURITIES transactions. All ACCESS PERSONS AND OTHER EMPLOYEES OF THE ADVISER, as defined in Appendix I attached hereto, are subject to all of the prohibitions and restrictions contained in this Code, which are universally applicable. The Code also sets out certain reporting requirements attached in Part A.

II.      STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in the Adviser by its clients, and because the Adviser believes that its operations should benefit its client's, the Adviser has adopted the following universally applicable principles:

         o The interests of the client are paramount. You must place client interests before your own.

         o You must accomplish all personal securities transactions in a manner that avoids a conflict between your personal interests and those of the client.

         o You must avoid actions or activities that allow you or your family to benefit from your position with the Adviser, or that bring into question your independence or judgment.

III.     PROHIBITIONS AND RESTRICTIONS APPLICABLE TO STEINBERG ASSET MANAGEMENT,
         LLC

         A. PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION.


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              You cannot, in connection with the purchase or sale, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by a client:

              o    employ any device, scheme or artifice to defraud a client;

              o make to a client any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

              o engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a client; or

              o engage in any manipulative practice with respect to a client.

         B. LIMITS ON ACCEPTING OR RECEIVING GIFTS.

              ACCESS PERSONS cannot accept or receive any gift of any nature, by itself or in the aggregate on annual basis, of more than $100.00 from any person or entity in connection with, or other course of dealing by or on behalf of the Firm or a client of the Firm. Specifically, Employees may not accept limited investment opportunities, lavish gifts or other extravagant gratuities from individuals seeking to conduct business with SAM, or on behalf of an advisory client. In any case, Employees must report their acceptance of gifts of any value to the CCO by completing Appendix
              II. However, Employees may attend business meals, sporting events and other entertainment events at the expense of a giver without reporting the gift, as long as the expense is reasonable and not lavish or extravagant in nature. Gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to SAM's offices by broker/dealers.

         C. BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS.

              ACCESS PERSONS who in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of SECURITIES for a client and any natural CONTROL persons who obtain information regarding recommendations of SECURITIES made for a client may not PURCHASE OR SELL, directly or indirectly, any security in which they have (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP on the same day as the same (or a related) SECURITY IS BEING PURCHASED OR SOLD by a client and on the following full trading day.

         D. PROHIBITION ON SELLING RECENTLY ACQUIRED SECURITIES.

              ACCESS PERSONS who, in connection with their duties, make, participate in, or obtain information regarding THE PURCHASE OR


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              SALE OF SECURITIES by a client; and natural CONTROL persons who obtain information concerning recommendations of SECURITIES made to a client may not sell a SECURITY within 30 days of acquiring that SECURITY unless prior approval is obtained from the REVIEW OFFICER (as provided for in Section V below).

         E. PRE-APPROVAL OF INVESTMENTS IN IPO'S AND LIMITED OFFERINGS.

              ALL EMPLOYEES must obtain approval from the REVIEW OFFICER before directly or indirectly acquiring BENEFICIAL OWNERSHIP of any SECURITIES in a LIMITED OFFERING and unless a special exception is made directly or indirectly acquiring BENEFICIAL OWNERSHIP of any SECURITIES in a public offering is prohibited. Please refer to Appendix III for the Personal Trading Pre-Clearance Form.

IV.      REPORTING REQUIREMENTS

         Subject to Section VII hereof, all employees must comply with the reporting requirements set forth in Part A.

V.       REVIEW AND ENFORCEMENT OF THIS CODE

         A. APPOINTMENT OF A REVIEW OFFICER.

              At least one REVIEW OFFICER will be appointed by the Board of Directors of the Adviser (the "Board") to perform the duties described in this Section V.

         B. THE REVIEW OFFICER'S DUTIES AND RESPONSIBILITIES.
              1. The REVIEW OFFICER shall notify each person who becomes an employee of the Adviser and who is required to report under this Code and their reporting requirements no later than 10 days before the first quarter in which such person is required to begin reporting.





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              2.  The REVIEW OFFICER will, on a quarterly basis, compare all reported personal SECURITIES transactions with the Fund's completed portfolio transactions and a list of SECURITIES that were BEING CONSIDERED FOR PURCHASE OR SALE by the Adviser during the period to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the REVIEW OFFICER must give the person an opportunity to supply explanatory material.

              3. If the REVIEW OFFICER finds that a Code violation may have occurred, or believes that a Code violation may have occurred, the REVIEW OFFICER must submit a written report regarding the possible violation, together with the confidential report and any explanatory material provided by the person, to the Board. The Board will independently determine whether the person violated the Code.

              4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

              5. The REVIEW OFFICER will submit his or her own reports, as may be required pursuant to Part A hereof, to an ALTERNATE REVIEW OFFICER selected in the same manner as the REVIEW OFFICER who shall fulfill the duties of the REVIEW OFFICER with respect to the REVIEW OFFICER'S reports.

              6. The REVIEW OFFICER will create a written report detailing any approval(s) granted under Sections 3 (D) or 3 (E) of this Code to ACCESS PERSONS. The report must include the rationale supporting any decision to approve such a PURCHASE OR SALE.

         C. RESOLUTION; SANCTION(S).

              If the Adviser finds that a person has violated the Code, the Adviser will approve, by a majority vote of its Business Committee, a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the Adviser deems appropriate and will report, through the REVIEW OFFICER or other selected person(s), the violation and the resolution and/or sanction imposed to any advised or sub-advised Registered Fund's Board of Trustees (the "Trustees") at its next regularly scheduled board meeting unless, in the sole discretion of the Board, circumstances warrant an earlier report.

VI.      ANNUAL WRITTEN REPORT TO THE BOARD

         At least once a year, the Adviser will provide the Trustees with a written report that includes the following information:

         A. ISSUES ARISING UNDER THE CODE. The report must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural

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              violations, and any resulting sanction(s). The REVIEW OFFICER may report to the Trustees more frequently if deemed necessary or appropriate by the Board or as requested by the Trustees; and

         B. CERTIFICATION. Each report must be accompanied by a certification to the Trustees that the Adviser has adopted procedures reasonable necessary to prevent its ACCESS PERSONS from violating this Code. Please refer to Appendix IV for the Investment Adviser Certification.

VII.     INTERRELATIONSHIP WITH A FUND'S CODE OF ETHICS

         A. GENERAL PRINCIPLE.

              A person who is BOTH (i) an officer and/or Trustee of the Fund AND
              (ii) an ACCESS PERSON and/or employee of the Adviser, is required to report under this Code.

         B. PROCEDURES. The Adviser shall:

              1. Submit to the Fund Board a copy of this Code;

              2. Promptly furnish to the Fund Board, upon request, copies of any reports made under this Code by any person who is also covered by the Fund's Code;

              3. Promptly report to the Fund Board, in writing, any material amendments to this Code; and

              4. Immediately furnish to the Fund Board, without request, all relevant and necessary information regarding any material violation of this Code by any person.

VIII.    RECORDKEEPING

         The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

              1. A copy of this Code and any other code adopted by the Adviser, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

              2. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

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              3.  A copy of each Initial Holdings Report, Quarterly Transaction
                  Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (see Part A for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

              4. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

              5. A copy of each annual report required by Section VI of this Code must be maintained for at lest five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

              6. A record of any decision, and the reasons supporting the decision, to approve the PURCHASE OR SALE OF A SECURITY referred to in Sections 3(D) or 3(E) of this Code must be maintained for at least five years after the end of the fiscal year in which the approval is granted.

IX.      MISCELLANEOUS

         A. CONFIDENTIALITY. All reports and other information submitted to the Adviser and/or the Fund pursuant to this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

         B. INTERPRETATION OF PROVISIONS. The Board may from time to time adopt such interpretations of this Code as it deems appropriate.

         C. COMPLIANCE CERTIFICATION. Within 10 days of becoming an ACCESS PERSON of the Fund, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.


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                         STEINBERG ASSET MANAGEMENT, LLC
                     ACCESS PERSONS AND ALL OTHER EMPLOYEES

I.       LIST OF SECURITIES HOLDINGS

         A. INITIAL HOLDINGS REPORT.

              You must submit a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your SECURITIES accounts, as of the date you first become subject to this Code's reporting requirements. You must submit this list to the REVIEW OFFICER within 10 days of the date you first become subject to this Code's reporting requirements. An Initial Holdings Report Form is attached as Appendix VI.

         B. ANNUAL HOLDINGS REPORT.

              Each year, you must submit to the REVIEW OFFICER a listing of all SECURITIES you BENEFICIALLY OWN, as well as all of your SECURITIES accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix VII.

II.      REQUIRED TRANSACTION REPORTS

         A. QUARTERLY TRANSACTION REPORTS.

              1. Each quarter, you must report all of your SECURITIES transactions effected, as well as any SECURITIES accounts you established, during the quarter. You must submit your report to the REVIEW OFFICER NO LATER THAN 10 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix VIII.

              2. If you had no reportable transactions and did not open any SECURITIES accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.




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              3.  You need not submit a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the REVIEW OFFICER NO LATER THAN 10 days after the end of the calendar quarter. Please see the REVIEW OFFICER for more information about this reporting mechanism and refer to Appendix IX for the Sample Brokerage Letter.

              B. WHAT SECURITIES TRANSACTIONS AND ACCOUNTS ARE COVERED UNDER THE QUARTERLY REPORTING OBLIGATION?

                  You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN; or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. You must also report all of your accounts in which any SECURITIES were held for your direct or indirect benefit (this includes mutual fund accounts).

              C.  WHAT SECURITIES AND TRANSACTIONS MAY BE EXCLUDED FROM THE
                  REPORT?

                  You are not required to detail or list the following items on your reports:

                  1. PURCHASES OR SALES effected for any account over which you have no direct or indirect influence or control;

                  2. PURCHASES you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a SECURITY issued by your employer;

                  3. PURCHASES effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights;

                  4. PURCHASES OR SALES which are non-volitional, including PURCHASES OR SALES upon the exercise of written puts or calls and SALES from a margin account pursuant to a BONA FIDE margin call; and

                  5.       PURCHASES OR SALES of any of the following
                           SECURITIES:


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                           o     Direct obligations of the U.S. government;

                           o Bankers' acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                           o Shares issued by open-end funds other than Reportable Funds(1); (Note the Fund is a Reportable Fund)

You must still report, however, any accounts in which these SECURITIES are held. You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

2.       INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment advisers business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with
Section 204A, SAM has instituted procedures to prevent the misuse of nonpublic information.

Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

     o Trading by an insider while in possession of material non-public information; or
     o Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or
     o Communicating material non-public information to others in breach of a fiduciary duty.
     o SAM's Insider Trading Policy applies to all of its Employees. Any questions should be directed to the CCO and/or Managing Member.

WHOM DOES THE POLICY COVER?

This policy covers all Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 5%

-------------
(1) A "Reportable Fund" means (a) any fund for which SAM serves as the investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (I.E., in most cases SAM would need to be approved by the fund's board of directors before you can serve); or (b) any fund whose investment adviser or principal underwriter controls SAM, is controlled by SAM, or is under common control with SAM. Currently, SAM is the investment manager to the Fund.

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or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

WHAT INFORMATION IS MATERIAL?

         Individuals may not be held liable for trading on inside information unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Advance knowledge of the following types of information is generally regarded as "material":

     o    Dividend or earnings announcements
     o    Write-downs or write-offs of assets
     o    Additions to reserves for bad debts or contingent liabilities
     o    Expansion or curtailment of company or major division operations
     o    Merger, joint venture announcements
     o    New product/service announcements
     o    Discovery or research developments
     o    Criminal, civil and government investigations and indictments
     o    Pending labor disputes
     o    Debt service or liquidity problems
     o    Bankruptcy or insolvency problems
     o    Tender offers, stock repurchase plans, etc.
     o    Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

WHAT INFORMATION IS NON-PUBLIC?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. "Non-public" information generally means information that has not been available to the investing public.


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Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

CONFIDENTIAL STATUS OF THE FUND'S HOLDINGS (SELECTIVE DISCLOSURE)

Securities positions held by the Fund, and current portfolio transactions and analyses must be kept confidential. Only reports submitted by the Fund to the public may be provided to any investor or prospect in the Fund including any client of SAM who may also be invested in the Fund. No other information regarding the portfolio holdings of the Fund may be used by SAM in any manner, unless otherwise instructed in writing by the Fund and in accordance with its stated policies and procedures regarding selective disclosures and as disclosed in its prospectus or statement of additional information.

PENALTIES FOR TRADING ON INSIDER INFORMATION

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE/SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO as soon as possible. From this point, the Employee, CCO and Managing Member will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

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Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

     o Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.
     o Shall not engage in securities transactions of any company, except in accordance with SAM's Personal Security Transaction Policy and the securities laws.
     o Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.
     o Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.
     o Shall immediately report the potential receipt of non-public information to the CCO.
     o Shall not proceed with any research, trading, etc. until the CCO and Managing Member inform the Employee of the appropriate course of action.

3.       SERVING AS OFFICERS, TRUSTEES AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

         Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Appendix X. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, SAM may determine that it is in its clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of SAM can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between SAM and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, SAM may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire SAM.

Employees are prohibited from engaging in such outside activities without the prior written approval from the CCO. Approval will be granted on a case by case

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basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

4.       DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with SAM and in which he or she knows SAM might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to SAM, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any SAM business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by SAM may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

5.       LOANS

No Employee may borrow funds from or become indebted to, any person, business or company having business dealings or a relationship with SAM, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO. Loans, whether or not customary, from any person, business or company having business dealings with SAM with respect to which the Employee has had personal involvement will require the prior written approval of the CCO. No Employee may use SAM's name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

6.       DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

SAM's policy forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.


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It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against SAM. Employees are expected, if requested, to provide SAM with reasonable assistance, including, but not limited to, meeting or consulting with SAM and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

7.       POLITICAL CONTRIBUTIONS AND PUBLIC OFFICE

The following outlines SAM's policies with respect to political contributions and public office:

     o Political contributions, gifts, subscription, loans, advance, or deposit of money or anything of value are not to exceed $250.00 per candidate per election;
     o Contributions by SAM and/or Employees to politically connected individuals/entities who may have the ability, in some way, to influence clients to SAM are strictly prohibited;
     o    No Employee is permitted to make any soft dollar contributions; and
     o No Employee can hold a public office if it in any way conflicts with SAM's business.

8.       IMPROPER USE OF SAM PROPERTY

No Employee may utilize property of SAM or utilize the services of SAM, its principals or employees, for his or her personal benefit or the benefit of another person or entity, without proper and express written approval of the CCO. For this purpose, "property" means both tangible and intangible property, including SAM and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

9.       PROTECTION OF SAM'S NAME

Employees should at all times be aware that SAM's name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of SAM's name in any manner that could be misinterpreted to indicate a relationship between SAM and any other entity or activity.

10.      EMPLOYEE INVOLVEMENT IN LITIGATION OR PROCEEDINGS

Employees must advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is subject to any judgment, order or arrest, or is contacted by any regulatory authority.

RESPONSIBILITY

The CCO has been appointed review officer and will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO.

In the event a material change is made to this Code, the CCO shall inform the Fund's Chief Compliance Officer as well as the SEI II Funds' Chief Compliance Officer of such material change and ensure that such material change is approved by the Fund's Board no later than six months after adoption of the material change.

                                   APPENDIX I

                         STEINBERG ASSET MANAGEMENT, LLC
                                   DEFINITIONS

                                  GENERAL NOTE

THE DEFINITIONS AND TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE 1940 ACT AND THE OTHER FEDERAL SECURITIES LAWS. IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

ACCESS PERSON means:

o      any officer of the Adviser;

o any employee of the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the PURCHASE OR SALE OF SECURITIES by the Adviser or whose functions relate to the making of any recommendations with respect to the PURCHASES OR SALES OF SECURITIES; and

o any natural person in a CONTROL relationship to the adviser who obtains information concerning recommendations made with regard to the PURCHASE OR SALE OF SECURITIES.

ALTERNATE REVIEW OFFICER means the person or persons appointed by the Adviser's Board to perform the Review Officer's functions when the Review Officer is not available or has a personal conflict of interest in the transaction being reviewed or matter to be performed.

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) there under. You should generally consider yourself the "beneficial owner" of any SECURITIES in which you have, directly or indirectly, through any contract, arrangement, understanding or relationship a pecuniary interest. You should consider yourself the beneficial owner of SECURITIES held by members of your IMMEDIATE FAMILY who share your home. You should also consider yourself the beneficial owner of securities owned by (1) a trust of which you are the settler, trustee, or beneficiary and (2) a partnership of which you are a general partner (general partner's proportionate interest only). This list is not exhaustive, if you have doubt as to whether you have a "beneficial ownership" interest in a SECURITY, you should report the ownership interest to the REVIEW OFFICER.

CONTROL means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (E.G., Moody's Investors Service).

IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the employee. This shall also mean other persons living with an employee where said employee has a beneficial interest in an account owned by such other person.

INITIAL PUBLIC OFFERING ("IPO") means an offering of SECURITIES registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

INVESTMENT PERSONNEL of the Fund or of a Fund's investment adviser means any employees of the Funds or investment adviser who, in connection with his or her regular duties, makes or participates in making recommendations regarding the PURCHASE OR SALE OF SECURITIES by the Fund.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY. A SECURITY is BEING PURCHASED OR SOLD by a client from the time a PURCHASE OR SALE program has been communicated to the person who places buy and sell orders for clients until the program has been fully completed or terminated. A SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by a client when a SECURITY is identified as such by the Adviser on its trading system.

REVIEW OFFICER means the person or persons appointed by the Board pursuant to
Section V of this Code.

SECURITY means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered, open-end investment companies.

SECURITIES HELD OR TO BE ACQUIRED by the Fund means (A) any SECURITY that within the most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund's adviser or sub-adviser for PURCHASE by the Fund; and (B) any option to PURCHASE OR SELL, and any SECURITY convertible into or exchangeable for any SECURITY.

                                   APPENDIX II

                               GIFT RECEIPT REPORT

Employee(s) Receiving the Gift:
________________________________________________________________________________

________________________________________________________________________________

Describe the Gift:  ____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Approximate Total Dollar Amount of Gift:             $__________________

Giver of the Gift:
________________________________________________________________________________

________________________________________________________________________________

Has Employee Received Additional Gifts from Giver within the Past 12 Months? If yes, list the gifts received and the approximate Value of the Gifts:
________________________________________________________________________________

________________________________________________________________________________

Relationship of Giver to SAM and/or Employee(s):
________________________________________________________________________________

________________________________________________________________________________

Reason (if known) the Gift will be given to SAM and/or Employee(s):
________________________________________________________________________________

________________________________________________________________________________



________________________________________________________________________________

COMPLIANCE USE ONLY


______ Approved          _____Not Approved                  Person

Approving ___________

Reasons Supporting Decision to Approve/Not Approve:
________________________________________________________________________________

                                  APPENDIX III

                       PERSONAL TRADING PRE-CLEARANCE FORM


EMPLOYEE NAME: (Please print) __________________________________________________

ACCOUNT NAME:___________________________________________________________________

BROKERAGE FIRM:_________________________________________________________________


1.   SECURITY DESCRIPTION:                    __ Not publicly traded
                                              ___ Held in any client account

     Common        ____Preferred   ____Bond    ____Option    ____Other


     Security Name_______________________________Symbol_________________________

2.   BUY   or____ SELL  ____SHORT

3.   SIZE OF PROPOSED TRANSACTION:

     Dollar amount $______           Number of shares/bonds_____________________

4a. ___ Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of any Company policy or securities law, rule or regulation.

4b. ___ Any transaction described above establishing a position in a Security is undertaken with the intention of holding such position for not less than seven (7) days

4c. ___ Any transaction described above establishing a position in a Security is undertaken with the intention of holding such position for not less than thirty (30) days if the Security is held in a client account.

4d. ___ Security was not traded in a client account during last full trading day

5.   Exceptions: _____________________________________________________________


_________________                      _________________________________________
      Date                                         Employee Signature


                                       _________________________________________
                                     Trading Authorizing Signature
_________________
      Date

________________                       _________________________________________
      Date                                 Compliance Authorizing Signature


    THIS APPROVAL ONLY APPLIES TO THE TRANSACTION DESCRIBED ABOVE AND ONLY IF EXECUTED WITHIN ONE BUSINESS DAY FROM THE DATE OF APPROVAL. ANY ADDITIONAL OR
                  LATER TRANSACTIONS REQUIRE SEPARATE APPROVAL

                                   APPENDIX IV

                         STEINBERG ASSET MANAGEMENT, LLC
                        INVESTMENT ADVISER CERTIFICATION


Steinberg Asset Management, LLC, sub-investment adviser to the, hereby certifies to _____________ Fund Board of Trustees, that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.




_______________________________
Name:                                                       Date
Title:

                                   APPENDIX V

                         STEINBERG ASSET MANAGEMENT, LLC
                   ANNUAL AND INITIAL COMPLIANCE CERTIFICATION
        ________________________________________________________________

                              INITIAL CERTIFICATION

I certify that I: (i)   have received, read and reviewed the Code;
                  (ii)  understand the policies and procedures in the Code;
                  (iii) recognize that I am subject to such policies and
                        procedures;
                  (iv)  understand the penalties for non-compliance;
                  (v)   will fully comply with the Code; and
                  (vi)  have fully and accurately completed this Certificate.


Signature: _______________________________

Name: __________________________________                    (Please print)

Date Submitted: ___________________________

Date Due: _______________________________

                              ANNUAL CERTIFICATION

I certify that I: (i)    have received, read and reviewed the Code;
                  (ii)   understand the policies and procedures in the Code;
                  (iii)  recognize that I am subject to such policies and
                         procedures;
                  (iv)   understand the penalties for non-compliance;
                  (v)    have compiled with the Code and any applicable
                         reporting requirements during this past year;
                  (vi)   have fully disclosed any exceptions to my compliance
                         with the Code below;
                  (vii)  will fully comply with the Code; and
                  (viii) have fully and accurately completed this Certificate.


EXCEPTION (S): _________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Signature: _______________________________

Name: __________________________________                    (Please print)

Date Submitted: ___________________________

Date Due: _______________________________

                                   APPENDIX VI

                         STEINBERG ASSET MANAGEMENT, LLC
                             INITIAL HOLDINGS REPORT


Name of Reporting Person: ______________________________________________________

Date Person Became Subject to the Code's Reporting Requirements: _______________

Information in Report Dated as of: _____________________________________________

Date Report Due: _______________________________________________________________

Date Report Submitted: _________________________________________________________


______________________________________________________________________________

_______________________________________________________________________________


SECURITIES HOLDINGS
-------------------------------------------- --------------------------------- -------------------------------------

                                                                                     Principal Amount, Maturity
                                                                                     Date and Interest Rate (if
    Name of Issuer and Title of Security       No. of shares (if applicable)                applicable)
-------------------------------------------- --------------------------------- -------------------------------------

-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------


If you have no securities holdings to report, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
______________________________________________________________________________

_______________________________________________________________________________



SECURITIES ACCOUNTS
--------------------------------------------------------------------------------------------------------------------

    Name of Broker, Dealer or Bank           Date Account was Established         Name(s) on and Type of Account
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------

If you have no securities accounts to report, please check here.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


Signature                                   Date

                                  APPENDIX VII

                         STEINBERG ASSET MANAGEMENT, LLC
                             ANNUAL HOLDINGS REPORT


Name of Reporting Person: ______________________________________________________

Information in Report Dated as of: _____________________________________________

Date Report Due: _______________________________________________________________

Date Report Submitted: _________________________________________________________

Calendar Year Ended:  December 31, _____________

SECURITIES HOLDINGS
-------------------------------------------- --------------------------------- -------------------------------------

                                                                                    Principal Amount, Maturity
                                                                                    Date and Interest Rate (if
   Name of Issuer and Title of Security       No. of shares (if applicable)                applicable)
-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------


-------------------------------------------- --------------------------------- -------------------------------------

If you have no securities holdings to report for the year, please check here.

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

______________________________________________________________________________

_______________________________________________________________________________



SECURITIES ACCOUNTS
---------------------------------------- ------------------------------------- -------------------------------------

    Name of Broker, Dealer or Bank           Date Account was Established         Name(s) on and Type of Account
---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------


---------------------------------------- ------------------------------------- -------------------------------------

If you have no securities accounts to report for the year, please check here.

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

Signature                                   Date

                                  APPENDIX VIII

                         STEINBERG ASSET MANAGEMENT, LLC
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT


        Name of Reporting Person: ______________________________________________

        Calendar Quarter Ended: ________________________________________________

        Date Report Due: _______________________________________________________

        Date Report Submitted: _________________________________________________

        SECURITIES TRANSACTIONS
----------------- ---------------- -------------- --------------------- -------------- -------- --------------------

                                                   Principal Amount,                              Name of Broker,
    Date of       Name of Issuer      No. of       Maturity Date and                              Dealer or Bank
  Transaction      and Title of     Shares (if       Interest Rate         Type of                   Effecting
                     Security       applicable)     (if applicable)      Transaction    Price       Transaction
----------------- ---------------- -------------- --------------------- -------------- -------- --------------------


----------------- ---------------- -------------- --------------------- -------------- -------- --------------------


----------------- ---------------- -------------- --------------------- -------------- -------- --------------------


----------------- ---------------- -------------- --------------------- -------------- -------- --------------------

      If you had no reportable transactions during the quarter, please check here.

      If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue ____________________________________________

      __________________________________________________________________________

      __________________________________________________________________________

      SECURITIES ACCOUNTS

      If you established an account within the quarter, please provide the following information:

      ----------------------------------- ---------------------------------- ---------------------------------

        Name of Broker, Dealer or Bank      Date Account was Established      Name(s) on and Type of Account
      ----------------------------------- ---------------------------------- ---------------------------------

      ----------------------------------- ---------------------------------- ---------------------------------


      ----------------------------------- ---------------------------------- ---------------------------------

     If you did not establish a securities account during the quarter, please check here.

     I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

     Signature                                      Date

                                   APPENDIX IX

                           SAMPLE OF BROKERAGE LETTER


[DATE]

[NAME OF CUSTODIAN]
[ADDRESS]
[CITY, STATE ZIP]


Re:      Account No.       _______________________________

         Account Name      _______________________________


Dear [NAME],

As of [DATE], please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

         Steinberg Asset Management
         Attn: Mr. Steven Feld, Chief Compliance Officer
         12 East 49th Street, Suite 1202
         New York, New York 10017

If you have any questions or concerns, please feel free to give me a call at
(xxx) xxx-xxxx. Thank you for your immediate attention to this matter.

Sincerely,



[Name]

cc:      [Name]

                                   APPENDIX X

                  REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM


The undersigned hereby requests approval for participation in the following outside activity:


--------------------------------------------------------------------------------

Name and address of company or organization:  __________________________________

Nature of organization's primary business or purpose:  _________________________

Is this a public company?  (YES/NO)  If YES, stock symbol:  ____________________

Complete description of anticipated role with organization:  ___________________

________________________________________________________________________________

Describe any compensation you will receive:  ___________________________________

If this request for approval is granted:

     >> I agree to notify the Chief Compliance Officer of any change in the above information.

     >> I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

     >> I am aware of no other employees who are officers or directors of the organization noted above.

     >> I agree to adhere to the insider trading policies of both Steinberg Asset Management ("SAM") and the organization, and not to communicate any material non-public information in my possession regarding the organization to SAM's investment advisory or research staff.

     >> I will avoid participation in discussions regarding service, investment management, or other arrangements with SAM or its affiliates, and will recuse myself from voting on any such matters.


--------------------------------------------------------------------------------


Signature of Employee: ______________________________________

           Date: ____________________


Approved By:______________________________________________

           Date:_____________________

2.       INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment advisers business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with
Section 204A, SAM has instituted procedures to prevent the misuse of nonpublic information.

Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

     o Trading by an insider while in possession of material non-public information; or
     o Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or
     o Communicating material non-public information to others in breach of a fiduciary duty.
     o SAM's Insider Trading Policy applies to all of its Employees. Any questions should be directed to the CCO and/or Managing Member.

WHOM DOES THE POLICY COVER?

This policy covers all Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 5% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

WHAT INFORMATION IS MATERIAL?

         Individuals may not be held liable for trading on inside information unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Advance knowledge of the following types of information is generally regarded as "material":

     o    Dividend or earnings announcements
     o    Write-downs or write-offs of assets
     o    Additions to reserves for bad debts or contingent liabilities
     o    Expansion or curtailment of company or major division operations
     o    Merger, joint venture announcements
     o    New product/service announcements
     o    Discovery or research developments
     o    Criminal, civil and government investigations and indictments
     o    Pending labor disputes

     o    Debt service or liquidity problems
     o    Bankruptcy or insolvency problems
     o    Tender offers, stock repurchase plans, etc.
     o    Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

WHAT INFORMATION IS NON-PUBLIC?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. "Non-public" information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

CONFIDENTIAL STATUS OF THE FUND'S HOLDINGS (SELECTIVE DISCLOSURE)

Securities positions held by the Fund, and current portfolio transactions and analyses must be kept confidential. Only reports submitted by the Fund to the public may be provided to any investor or prospect in the Fund including any client of SAM who may also be invested in the Fund. No other information regarding the portfolio holdings of the Fund may be used by SAM in any manner, unless otherwise instructed in writing by the Fund and in accordance with its stated policies and procedures regarding selective disclosures and as disclosed in its prospectus or statement of additional information.

PENALTIES FOR TRADING ON INSIDER INFORMATION

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE/SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO as soon as possible. From this point, the Employee, CCO and Managing Member will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:


     o Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.
     o Shall not engage in securities transactions of any company, except in accordance with SAM's Personal Security Transaction Policy and the securities laws.
     o Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.
     o Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.
     o Shall immediately report the potential receipt of non-public information to the CCO.
o Shall not proceed with any research, trading, etc. until the CCO and Managing Member inform the Employee of the appropriate course of action.

3.       SERVING AS OFFICERS, TRUSTEES AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

         Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment A. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, SAM may determine that it is in its clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of SAM can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between SAM and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, SAM may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire SAM.

Employees are prohibited from engaging in such outside activities without the prior written approval from the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

4.       DIVERSION OF FIRM BUSINESS OR INVESTMENT OPPORTUNITY

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with SAM and in which he or she knows SAM might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to SAM, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any SAM business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by SAM may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

5.       LOANS

No Employee may borrow funds from or become indebted to, any person, business or company having business dealings or a relationship with SAM, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO. Loans, whether or not customary, from any person, business or company having business dealings with SAM with respect to which the Employee has had personal involvement will require the prior written approval of the CCO. No Employee may use SAM's name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

6.       DEALINGS WITH GOVERNMENT AND INDUSTRY REGULATORS

SAM's policy forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against SAM. Employees are expected, if requested, to provide SAM with reasonable assistance, including, but not limited to, meeting or consulting with SAM and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

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


7.       POLITICAL CONTRIBUTIONS AND PUBLIC OFFICE

The following outlines SAM's policies with respect to political contributions and public office:

     o Political contributions, gifts, subscription, loans, advance, or deposit of money or anything of value are not to exceed $250.00 per candidate per election;
     o Contributions by SAM and/or Employees to politically connected individuals/entities who may have the ability, in some way, to influence clients to SAM are strictly prohibited;
     o    No Employee is permitted to make any soft dollar contributions; and
     o No Employee can hold a public office if it in any way conflicts with SAM's business.

8.       IMPROPER USE OF SAM PROPERTY

No Employee may utilize property of SAM or utilize the services of SAM, its principals or employees, for his or her personal benefit or the benefit of another person or entity, without proper and express written approval of the CCO. For this purpose, "property" means both tangible and intangible property, including SAM and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

9.       PROTECTION OF SAM'S NAME

Employees should at all times be aware that SAM's name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of SAM's name in any manner that could be misinterpreted to indicate a relationship between SAM and any other entity or activity.

10.      EMPLOYEE INVOLVEMENT IN LITIGATION OR PROCEEDINGS

Employees must advise the CCO immediately if he or she becomes involved in or threatened with litigation or an administrative investigation or proceeding of any kind, is subject to any judgment, order or arrest, or is contacted by any regulatory authority.

11.      GIFTS

Employees may not accept limited investment opportunities, lavish gifts or other extravagant gratuities from individuals seeking to conduct business with SAM, or on behalf of an advisory client. In any case, Employees must report their intent to accept gifts of any value to the CCO by completing Attachment B. However, Employees may attend business meals, sporting events and other entertainment events at the expense of a giver without reporting the gift, as long as the expense is reasonable and not lavish or extravagant in nature. Gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to SAM's offices by broker/dealers.

RESPONSIBILITY

The CCO has been appointed review officer and will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO.

In the event a material change is made to this Code, the CCO shall inform the Fund's Chief Compliance Officer as well as the SEI II Funds' Chief Compliance Officer of such material change and ensure that such material change is approved by the Fund's Board no later than six months after adoption of the material change.

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


                           SAMPLE OF BROKERAGE LETTER


[DATE]

[NAME OF CUSTODIAN]
[ADDRESS]
[CITY, STATE ZIP]

Re:      Account No.       _______________________________

         Account Name      _______________________________


Dear [NAME],

As of [DATE], please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

         Steinberg Asset Management
         Attn: Mr. Steven Feld, Chief Compliance Officer
         12 East 49th Street, Suite 1202
         New York, New York 10017

If you have any questions or concerns, please feel free to give me a call at
(xxx) xxx-xxxx. Thank you for your immediate attention to this matter.

Sincerely,



[Name]

cc:      [Name]









                  REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM



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


The undersigned hereby requests approval for participation in the following outside activity:


--------------------------------------------------------------------------------

Name and address of company or organization:  __________________________________

Nature of organization's primary business or purpose:  _________________________

Is this a public company?  (YES/NO)  If YES, stock symbol:  ____________________

Complete description of anticipated role with organization:  ___________________

________________________________________________________________________________

Describe any compensation you will receive:  ___________________________________

If this request for approval is granted:

     >> I agree to notify the Chief Compliance Officer of any change in the above information.

     >> I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

     >> I am aware of no other employees who are officers or directors of the organization noted above.

     >> I agree to adhere to the insider trading policies of both Steinberg Asset Management ("SAM") and the organization, and not to communicate any material non-public information in my possession regarding the organization to SAM's investment advisory or research staff.

     >> I will avoid participation in discussions regarding service, investment management, or other arrangements with SAM or its affiliates, and will recuse myself from voting on any such matters.


--------------------------------------------------------------------------------


Signature of Employee      : ______________________________________

Date: ____________________


Approved By:______________________________________________

Date:_____________________





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


                               GIFT RECEIPT REPORT


Employee(s) Receiving the Gift:
________________________________________________________________________________

________________________________________________________________________________

Describe the Gift:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Approximate Total Dollar Amount of Gift:             $__________________

Giver of the Gift:
________________________________________________________________________________

________________________________________________________________________________

Has Employee Received Additional Gifts from Giver within the Past 12 Months? If yes, list the gifts received and the approximate Value of the Gifts:

________________________________________________________________________________

________________________________________________________________________________

Relationship of Giver to SAM and/or Employee(s):
________________________________________________________________________________

________________________________________________________________________________

Reason (if known) the Gift will be given to SAM and/or Employee(s):
________________________________________________________________________________

________________________________________________________________________________


COMPLIANCE USE ONLY

_____  Approved         _____  Not Approved       Person Approving  ____________

Reasons Supporting Decision to Approve/Not Approve:











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